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                                                                   Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 by Verizon Communications Inc. and Verizon Global Funding Corp. (a wholly owned subsidiary of Verizon Communications Inc.) of our report dated June 30, 2000, on the consolidated financial statements of GTE Corporation as of December 31, 1999, and for each of the two years in the period ended December 31, 1999, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Dallas, Texas

January 2, 2002